UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2011

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 440-4000

Not Applicable

____________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 28, 2011, Tractor Supply Company (the "Company") announced that its board of directors has authorized a $600 million increase to its existing share repurchase program. The program, established in February 2007, now totals $1 billion and the term has been extended through April 30, 2015.

Stock purchases under the program may be made from time to time in the open market or through privately negotiated transactions at management’s discretion, depending on market conditions and other factors, in accordance with Securities and Exchange Commission requirements.

A copy of the press release dated April 28, 2011 released by the Company announcing the authorization is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On April 28, 2011, the Company issued the press release furnished herewith as Exhibit 99.1 announcing the Company’s declaration of a $0.12 cash dividend payable on June 1, 2011 to shareholders of record as of the close of business on May 16, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Tractor Supply Company, dated April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

April 28, 2011	By:	s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 28, 2011